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                                                                   Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the Wall Data Incorporated Amended and Restated 1983 Stock Option Plan, Wall Data Incorporated Restated 1993 Stock Option Plan, Wall Data Incorporated 1993 Stock Option Plan for Non-Employee Directors, Wall Data Incorporated Employee Stock Purchase Plan, and Wall Data Incorporated 1994 Nonofficer Stock Option Plan of our report dated January 20, 1997, with respect to the consolidated financial statements and schedule included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                          /s/  ERNST & YOUNG LLP

Seattle, WA
March 27, 1997